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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We have issued our reports dated February 24, 1994 accompanying the consolidated financial statements and schedules of North Star Universal, Inc. and Subsidiaries incorporated by reference or included in the Annual Report on Form 10-K of North Star Universal, Inc. for the year ended December 31, 1993. We hereby consent to the incorporation by reference of said reports in the Registration Statements of North Star Universal, Inc. on Form S-2 (File No. 33-46418) and on Forms S-8 (File No. 33-15257, effective July 19, 1987, File No. 33-15258, effective July 19, 1987 and File No. 33-34748, effective May 29,
1990).

          We have issued our reports dated February 16, 1994 accompanying the consolidated financial statements and schedules of Michael Foods, Inc. and Subsidiaries which are included in the Annual Report on Form 10-K of North Star Universal, Inc. for the year ended December 31, 1993. We hereby consent to the incorporation by reference of said reports in the Registration Statements of North Star Universal, Inc. on Form S-2 (File No. 33-46418) and on Forms S-8 (File No. 33-15257, effective July 19, 1987, File No. 33-15258, effective July 19, 1987 and File No. 33-34748, effective May 29, 1990).



                                   /s/ Grant Thornton



Minneapolis, Minnesota
February 24, 1994